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Exhibit 10.11


Public Works and Government Services
Canada

Purchasing Office
Science Directorate
11CI.PhaseIII
Place du Portage
11 Laurier St.
Hull. Quebec KIAOS5

DRAFT
CONTRACT
THIS CONTRACT CONTAINS SECURITY
REQUIREMENTS

Canada






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TITLE: 'Civilian Health Care Services for in-Garrison Support for the Canadian
       Forces'

CONDITIONS RESPECTING THE SECURITY REQUIREMENTS

1. Notwithstanding the Security Requirements Clause set out below, the Contractor will have a period of 3 months from the effective date to have the security clearances described in Section 1, 2 and 3 of the Security Requirements clause below granted to it or approved by the Canadian and International Industrial Security Directorate (CIISD) of Public Works and Government Services Canada, if such are not already in place. In the event the Contractor fails to obtain the required clearances listed below within the said three (3) months, the Minister shall be entitled to terminate the contract for default pursuant to the General Conditions of the Contract.

2. At all times during the period of contract, including the time during which security clearances are not in place, the Contractor acknowledges that Canada is subject to the provisions of the Privacy Act (R.S.C.. c. P-21) with regard to the collection, retention, use and handling of any "personal information" as defined therein. Notwithstanding anything else contained herein, if the Work under any Call-Up issued under the Contract involves the collection, creation or handling of any such personal information, the Contractor shall keep confidential any such personal information, and shall not collect, retain, use or disclose it other than in accordance with the terms of the Contract and the provisions of the Privacy Act. Except for the information collected under article 3.16.2 of the Statement of Work. The Contractor shall deliver to Canada all such personal information in whatever form. Upon the completion or termination of the Contract or at such earlier time as the Minister may request.

3. Security clearances required for the individual Health Care Service Providers are the responsibility of the Contractor.

SECURITY REQUIREMENTS

- The Contractor shall within 3 months from contract award, hold a valid Designated Organization Screening (DOS), with approved Document Safeguarding at the level of PROTECTED B, issued by the Canadian and International Industrial Security Directorate (CIISD) of the Department of Public Works and Government Services Canada.

- Contractor personnel who require access to DESIGNATED information, assets or sensitive work sites shall EACH hold a valid ENHANCED RELIABILITY screening, granted or approved by CIISD.

- The Contractor SHALL NOT perform any DESIGNATED Automatic/Electronic Data Processing and/or Production until CIISD has issued written approval. After approval has been granted, these tasks may be performed at the level of PROTECTED B.

4. The Contractor shall comply with the provisions of:
         a) the Security Requirements Check List (SRCL), attached at Annex "F' (which includes the "Security Guide for Contract W2203-9-CA02").
         b) The Industrial Security Manual (June 1992).


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STANDARD INSTRUCTIONS AND CONDITIONS

1.   Standard Acquisition Clauses and Conditions Manual

All instructions, general terms, conditions and clauses identified herein by title, number and date are set out in the Standard Acquisition Clauses and Conditions (SACC) Manual, issued by Public Works and Government Services Canada (PWGSC), bearing Catalogue No. P60-4/1-1998E and revised as of 12 May 2000.

A hard copy of the SACC Manual may be obtained from: Canadian Government Publishing. An electronic version may also be viewed at the following PWGSC internet address: http://www.pwgsc.gc.ca/sacc.

2.       Terms and Conditions of the Contract

Pursuant to the Department of Public Works and Government Services Act, S.C. 1996, C.I 6,

(a) the general terms, conditions and clauses identified herein by title, number and date. are hereby incorporated by reference into and form part of this Contract, as though expressly set outherein, subject to any other express terms and conditions herein contained.

(b) the Conditions set out In part B of the Standard Instructions and Conditions DSS-MAS 9403-5(1999/06/21) set out in the SACC Manual are hereby incorporated by reference into and form part of this Contract.

GENERAL CONDITIONS

General Conditions - Services, DSS-MAS 9676 (2000/05/12) apply to and form part of this contract.

FINANCIAL AGREEMENT

As a further assurance that funds will be available to complete the Work according to the terms of the Contract, the Contractor shall, within 30 working days after the date of this contract, furnish the Contracting Authority with a certified copy of a duly executing Line of Credit from an approved lendor in the agreed upon amount.

In the event that the Contractor does not provide such a certified copy within the said 30 day period. Canada may terminate this Contract for default under the "Default by the Contractor" section as set out in the General Conditions.

STATEMENT OF WORK

The Contractor shall perform the Work and provide the deliverables in accordance with and as set out in the Statement of Work attached hereto as Annex 'A" and forming part of this contract, and, generally in accordance with the Contractor's proposal referenced herein at "Priority of Documents'.


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The Contractor is advised that DND will not sign the Contractor's Internal
Standard Operating Procedure Manual (described in Contractor's proposal as a Policy Manual and later clarified by the Contractor as being a procedure manual). Non-signature by DND shall not modify or reduce the Contractor's obligations under the Contract.

PERIOD OF CONTRACT

From date of contract award through March 31.2004. See Article 3.18 of Annex "A"
- Statement of Work

OPTION TO EXTEND PERIOD OF CONTRACT

No later than six (6) months prior to the expiry date of the contract, the Crown has the irrevocable option to extend the period of the contract by one period of 36 months.

The option shall be exercised under the same terms and conditions of the contract and in accordance with the rates accepted and listed in the contract for the option period. The exercise of the option shall be evidenced in writing by the Contracting Authority.

PRIORITY OF DOCUMENTS

The documents specified below form part of and are incorporated into the Contract. If there is a discrepancy between the wording of any documents which appear on the list, the wording of the document which first appears shall prevail over the wording of any document which subsequently appears on the list.

1) these articles of Agreement
2) General Conditions 9676 referenced herein
3) Annex "A"- Statement of Work
4) Annex'B"- Basis of Payment
5) Annex "E" - Schedule of Milestones
6) Annex "C" - Treasuiy Board Travel and Living Guidelines
7) Annex "D(degree)- Insurance Requirements
8) Annex "F" - Security Requirements Checklist and its Security Guide
9) Contractor's correspondence to PWGSC concerning its proposal at 10) below, as follows:
   9.1   Proposal Clarification No. 7 dated January 16,2001
   9.2   Proposal Clarification No. 6 dated January 9,2001
   9.3 Proposal Clarification No. 5 dated December 18, 2000 titled "Response to Request - "Financial Assessment"
   9.4   Proposal Clarification No. 4 dated November 30, 2000
   9.5   Proposal Clarification No. 3 dated November 22.2000
   9.6 Proposal Clarification No. C dated November 10.2000 titled "Re: Request No. 2 for Information"
   9.7 Proposal Clarification No. B dated Novembers, 2000 titled "Re: Request for information'
   9.8   Proposal Clarification No. A dated October 27,2000 titled
         'Re: Solicitation No. W2203-99CA02/B" containing Interim Financial Statements
   9.9 Proposal Clarification No. 1.2 dated October 11.2000 titled "Clarification to Technical and Management Proposal"


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  9.10  Proposal Clarification No. 1 dated October 4, 2000 titled "Technical and
        Management Proposal and a separate letter of the same date titled "Financial Proposal".
10) Contractor's proposal dated September 14.2000 titled "Civilian Health Care Services for In-Garrison Support for the Canadian Forces'.

APPLICABLE LAWS

This Contract shall be Interpreted and governed, and the relations between the Parties determined, by the laws in force in the province of Ontario.

INTERNATIONAL SANCTIONS

1. Persons and companies in Canada are bound by economic sanctions imposed by Canada by regulations passed pursuant to the United Nations Act, R.S.C. 1985, o. U-2. the Special Economic Measures Act. S.C. 1992. c. 17, or the Export and import Permits Act, R.S.C. 1985, c. E-19. As a result, the Government of Canada cannot accept delivery of goods or services that originate, either directly or indirectly, from the countries subject to economic sanctions. At the time of contract award, the following regulations implement economic sanctions:

     (a) United Nations Iraq Regulations;
     (b) United Nations Libya Regulations;
     (c) United Nations Federal Republic of Yugoslavia (Serbia and Montenegro) Regulations.

2. It is a condition of this Contract that the Contractor not supply to the Government of Canada any goods or services which are subject to economic sanctions as described in paragraph 1. above.

3. During the performance of the Contract should the addition of a country to the list of sanctioned countries or the additions of a good or service to the list of sanctioned goods or services cause an impossibility of performance for the Contractor, the situation will be treated by the Parties as a force majeure. The Contractor shall forthwith inform Canada of the situation: the procedures applicable to force majeure shall then apply.

INSURANCE REQUIREMENTS

The Contractor shall carry the insurance requirements set out in Annex 'D".

NO PARTNERSHIP OR DELEGATION

Canada and the Contractor expressly disclaim any intention to create a partnership, employer/employee relationship, joint venture or joint enterprise. Nothing contained in this Contract nor any acts of Canada or the Contractor shall constitute or be deemed to constitute Canada and the Contractor as partners, employer and employee, joint venturers or principal and agent in any way for any purpose. The Contractor shall not represent or hold itself out to be an agent of Canada and shall not use any symbol, mark or words that could convey the sense that the Contractor Is acting as an agent of Canada.


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For greater certainty, neither this Contract nor any other document which may be necessary or desirable for purposes of completing any transaction contemplated by this Contract shall constitute or be deemed as a delegation by the Minister or the Canadian Forces to the Contractor of any of their powers, duties or functions.

TECHNICAL AUTHORITY

LCdr Charles Gendron
Department of National Defence
Canadian Forces Medical Group Headquarters
Project Management Office Rx2000
Health Services Delivery and Accreditation
1745 Alta Vista Drive
Ottawa. Ontario   K1A OK6

TELEPHONE: (613) 845-6877
FACSIMILE: (613) 992-6095

The Technical Authority, or his/her authorized representative, is responsible for all matters concerning the technical content of the Work under this requirement. Any proposed changes to the scope of the Work are to be discussed with the Technical Authority, but any resulting change can only be confirmed by a contract amendment issued by the Contracting Authority.

In the case of the Technical Authority issuing a Service Request Form, it is understood that in the Statement of Work where "acceptance by the local health authority at a CF site" is mentioned, the "Technical Authority" is interpreted instead.

CONTRACTING AUTHORITY

April Charron
Science, Informatics and Professional Services Sector
Science Directorate
Public Works and Government Services Canada
Place du Portage. Phase III, 11C1
II Laurier Street                                    TELEPHONE:  (819) 956-1382
Hull, Quebec. CANADA  K1A OS5                        FACSIMILE:  (819) 997-2229

The Contracting Authority is responsible for the management of this Contract. Any changes to the Contract must be authorized in writing by the Contracting Authority. The Contractor is not to perform work in excess of or outside the scope of this Contract based on verbal or written requests or instructions from any government personnel other than the aforementioned officer.

INSPECTION/ACCEPTANCE

All the work performed under this contract shall be to the satisfaction of and subject to inspection by the Technical Authority or his/her designated representative, prior to acceptance. Should a deliverable or any portion thereof not be in accordance with the requirements of the contract, the Technical Authority or his/her designated representative shall have the right to reject it or require its correction. Inspection or


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acceptance shall not relieve the Contractor from responsibility for failure to meet the requirements of the contract.

BASIS OF PAYMENT

The Contractor shall be paid as set out in Annex "B" - Basis of Payment attached hereto and forming part of the contract.

GOODS & SERVICES TAX (GST)/HARMONIZED SALES TAX (HST)

All prices and amounts of money in the Contract are exclusive of Goods and Services Tax (GST) or Harmonized Sales Tax (HS7), as applicable, unless otherwise indicated. The GST or HST, whichever is applicable, is extra to the price herein and will be paid by Canada.

The estimated GST or HST is included in the total estimated cost on page one of the Contract. GST or HST. To the extent applicable, will be incorporated into all invoices and progress claims and shown as a separate item on invoices and progress claims. All items that are zero-rated, exempt or to which the GST or HST does not apply, are to be identified as such on all invoices. The Contractor agrees to remit to Canada Customs and Revenue Agency any amounts of GST and HST paid or due.

METHOD OF PAYMENT

1. For Basis of Payment Article 1. "Implementation/Start-Up Costs": The Contractor will be paid in accordance with the Schedule of Milestones attached as Annex "E", for the amounts listed in Annex "B", and in accordance with articles 5 and 6 below, on the following condition:

     a. the Milestone Report for the milestone claimed has been received and accepted by the Technical Authority.

2. For Basis of Payment Article 2 "Base Rate": The Contractor will be paid the firm monthly rate for the Management, Operation and Maintenance Services provided, as described therein, in accordance with articles 5 and 6 below.

3. For Basis of Payment Article 3 "Incremental Rate": The Contractor will be paid the firm monthly rate for the Management, Operation and Maintenance Services provided. SHOULD THE RATE BE CHARGEABLE, as described therein, in accordance with articles 5 and 6 below.

4. For Basis of Payment Article 4 "Health Care Services by Service Providers - Cost Reimbursable Items": The Contractor will be paid for services completed by the Health Care Providers in accordance with articles 5 and 6 below.

-    Payment by Canada to the Contractor for the Work shall be made within:

     (a) thirty (30) days following the date on which all of the Work has been delivered at the location(s) specified in the Contract and all other Work required to be performed by the Contractor under the terms of the Contract has been completed; or

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    (b)  thirty (30) days following the date on which an invoice and substantiating documentation are received according to the terms of the Contract;

         whichever date is the later.

6. If Canada has any objection to the form of the invoice or the substantiating documentation, within fifteen (15) days of its receipt, Canada shall notify the Contractor of the nature of the objection. "Form of the invoice" means an invoice which contains or is accompanied by such substantiating documentation as Canada requires. Failure by Canada to act within fifteen (15) days will only result in the date specified In paragraph 1 of this clause to apply for the sole purpose of calculating interest on overdue accounts.

LIMITATION OF EXPENDITURE - Cost Reimbursable to a Limitation of Expenditure

Canada's total liability under this contract shall not exceed $86,381,894.00 Goods and Services Tax/Harmonized Sales Tax extra.

No increase in the total liability of Canada or in the price of Work resulting from any design changes, modifications or interpretations of specifications, made by the Contractor, will be authorized or paid to the Contractor unless such changes, modifications or interpretations, have been approved, in writing, by the Contracting Authority, prior to their incorporation into the Work. The Contractor shall not be obliged to perform any work or provide any service that would cause the total liability of Canada to be exceeded without the prior written approval of the Contracting Authority. The Contractor shall notify the Contracting Authority in writing as to the adequacy of this sum when:

         (a) it is 75 percent committed, or
         (b) four (4) months prior to the Contract expiry date. or
         (c) if the Contractor considers the funds provided are inadequate for the completion of the Work, whichever comes first.
In the event that the notification refers to inadequate funds, the Contractor shall provide to the Contracting Authority, in writing, an estimate for the additional funds required. Provision of such notification and estimate for the additional funds does not increase Canada's liability.

INVOICING

Canada will only make payment upon receipt of a satisfactory invoice duly supported by specified release documents and any other documents called for under the Contract.

The Contractor shall submit invoices on its own form and shall detail:
         o the Contractor's name and address:
         o PWGSC File Number, Contract Serial Number, Financial Code. and, the Client Reference Number if applicable;
         * Goods and Services Tax or Harmonized Sales Tax, as applicable.
         o the items listed in subarticle 1. below

Invoices shall not be submitted prior to delivery of the services to which the invoice relates.


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The Contractor shall submit:

4    to the Technical Authority:
     a.  a single monthly invoice for:
         -the Implementation/Start Costs Milestone Fee, as applicable;
         -Base Rate and, if applicable, the Incremental Rate;
     b. a bi-weekly(every two weeks) invoice for all Provider Costs, which must be supported by the report listed herein under the article titled "Reporting"-subarticle 1.A therein. These invoices should be provided on the 1st and the 15th of each month.

Copies of receipts, vouchers, completed service provider billing and time sheets signed by the LHA. etc. to support the costs invoiced must accompany the invoice. Providers who are engaged pursuant to a call-up but not active during the billing period will also be listed and no provider costs billed unless there is a provision in the call-up for payment of non-active duty, such as 'on-call services or the like, in accordance with the terms of the contract.

2. to the PWGSC Contracting Authority, on a tri-monthly basis: one copy of all invoices.

REPORTING

The Contractor shall provide reports as follows:

1. Rendered Health Services
         A. to the Technical Authority:
         - a report must accompany the bi-weekly invoice for Provider Costs shall detail:
         o costs by CF site and then by provider type (using service code)
         * costs in accordance with the Basis of Payment, including identification of the rate(s) listed in the service delivery option(s) selected and accepted by the Crown;
           * details on the formula used to establish the rate for any personnel and/or subcontractors who are not at arm's length of the Contractor.
         B.to the Local Health Authority at each individual CF site receiving services under this contract:
         - a bi-weekly detailed report including as a minimum.
         * the provider type (using service code)
         * provider name;
         * type of service by service code:
         * dates and hours of service;
         o basis of payment as applicable
         * copies of receipts, vouchers, signed
           billing sheets, etc. to support: authorized travel and living, training and/or orientation charges, and the total charge being invoiced to the Technical Authority for that provider.
         C.to the PWGSC Contracting Authority.
         - if requested by the Contracting Authority, a copy of the report provided in 'Reporting I .A." above which shall be delivered within two weeks of the request.

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AUDITS

1.   C0705C (1998/06/15) -Audit
2. Compliance with contract terms. The Minister has the right to conduct quarterly (or other periodic) reviews of all rates, payments made, invoices, reports, and other documentation, as deemed necessary by the Minister, to determine whether the Contractor is carrying out the Contract in accordance with its terms. Such reviews shall be carried out in consultation with representatives of the Department of National Defence, and the Contractor shall cooperate fully with the Minister during such reviews and promptly furnish all information required by the Minister for such reviews. Without prejudice to Canada's other rights and remedies, the Contractor shall promptly remedy any instances of non-compliance with the Contract identified by Minister at any time during the Contract

3. Evaluate effectiveness of contract and identify elements of work requiring improvement-
     3.1. In order to evaluate the effectiveness of this contract, and to identify elements of the Work requiring improvement, formal contract audits may take place at the direction of the Crown. Some specific items that may be audited include the accuracy of charges made to the Crown, the adequacy of internal control structures (both detective and preventive), and the level of compliance with the contract requirements.

     3.2. The Crown may undertake more formal audits of this program and the Auditor's evaluation will furnish the Technical Authority with analyses, recommendations, counsel, and information concerning the activities examined.

The foregoing audits do not change, nor restrict, the audit provisions contained in the General Conditions of the contract.

PAYMENTS

All payments shall be regarded as interim payments only and Canada shall have the right to conduct interim cost/time verifications or audits and to make adjustments from time to time during the performance of the Work. Any overpayments resulting from such payments or otherwise shall be refunded promptly to Canada.

T4A SUPPLEMENTARY SLIP REQUIREMENT
Pursuant to paragraph 221 (1)(d) of the Income Tax Act. payments made by departments and agencies to contractors under applicable services contracts (including contracts involving a mix of goods and services) must be reported on a T4A Supplementary slip. To enable client departments and agencies to comply with this requirement, contractors are required to provide information as to their legal name and status, business number, and/or Social Insurance Number or other identifying supplier information as applicable, along with a certification as to the completeness and accuracy of the Information.

T4A INFORMATION- DIRECT REQUEST BY CLIENT DEPARTMENT

Contractors are required to provide Canada Customs and Revenue Agency the identifying information referred to in clause *T4A Supplementary Slip Requirement", as

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and when requested by the client department. (These requests may take the form of a general call-letter to suppliers or individual contact, in writing or by telephone).

EDUCATION AND EXPERIENCE

The Contractor certifies that all statements made with regard to the education and the experience of individuals proposed for completing the subject Work are accurate and factual, and the Contractor agrees that the Minister reserves the right to verify any information provided in this regard and that untrue statements may result in the Contract being terminated for default pursuant to the terms of the general conditions forming part of this Contract.

CERTIFICATIONS

Compliance with the Certifications the Contractor has provided Canada in its proposal is subject to discretionary audit In the event that it is determined that any certification made by the Contractor is untrue, whether made knowingly or unknowingly, any contract entered into pursuant to those certifications may be determined to be in default and the Minister shall be entitled, pursuant to the provisions of the contract, to terminate for default.

SITE REGULATIONS

The Contractor undertakes and agrees to comply with all standing orders or other regulations, in force on the sites where the work is to be performed, relating to the safety of persons on the sites or the protection of property against loss or damage from any and all causes including fire.

WORK FORCE REDUCTION PROGRAMS

1. It is a term of this contract:

(a) that the Contractor has declared to the Contracting Authority whether the Contractor has received a lump sum payment made pursuant to any work force reduction program, including but not limited to the Work Force Adjustment Directive, the Early Departure Incentive Program, the Early Retirement Incentive Program or the Executive Employment Transition Program, which has been implemented to reduce the public service;
(b) that the Contractor has informed the Contracting Authority of the terms and conditions of that work force reduction program, pursuant to which the Contractor was made a lump sum payment, including the termination date, the amount of the lump sum payment and the rate of pay on which the lump sum payment was based: and
(c) that the Contractor has informed the Contracting Authority of any exemption in respect of the abatement of a contract fee received by the Contractor under the Early Departure Incentive Program Order or paragraph 4 of Policy Notice 1995-8, of July 28,1995.

2. The Contractor represents and warrants that the information submitted with its bid is accurate and complete. The Contractor acknowledges that the Minister has relied


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     upon such representation to enter into this Contract Such representation may be verified in such manner as the Minister may reasonably require.

3. The Contractor acknowledges that in the event of a breach of such covenant, the Minister shall have the right to rescind the Contract.

4. Nothing in this clause shall be interpreted as limiting the rights and remedies which Canada or the Minister may otherwise have in relation to or pursuant to this Contract.


CANADIAN CONTENT CERTIFICATION

1. The Contractor represents and warrants that the certification of Canadian Content submitted with its bid is accurate and complete, and that the goods and services to be provided to Canada pursuant to this Contract will be in accordance with the said certification. The Contractor acknowledges that the Minister has relied upon such representation and warranty to enter into this Contract. Such representation and warranty may be verified in such manner as the Minister may reasonably require.

2. The Contractor acknowledges that in the event of a breach of such covenant, the Minister shall have the right to treat the Contract as being in default in accordance with the default provisions of the Contract.

3. The Contractor shall keep proper records and documentation relating to the origin of the goods and services provided to Canada. The Contractor shall not. without the prior written consent of the Minister, dispose of any such records or documentation until the expiration of six (6) years after final payment under this Contract, or until settlement of all outstanding claims and disputes, whichever is later. All such records and documentation shall at all times during the aforementioned retention period be open to audit, inspection and examination by the authorized representatives of the Minister, who may make copies and take extracts thereof. The Contractor shall provide all facilities for such audits, inspections and examinations, and shall furnish all such information as the representatives of the Minister may from time to time require with respect to such records and documentation.

4. Nothing in this clause shall be interpreted as limiting the rights and remedies which Canada or the Minister may otherwise have in relation to or pursuant to this Contract.


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ANNEX "A" - STATEMENT OF WORK
TABLE OF CONTENTS


1.0     PROJECT SCOPE
1.1     Background
1.2     Purpose
1.3     Scope
1.4     Terminology
1.5     General Instructions

2.0     APPLICABLE DOCUMENTS
2.1     CF Spectrum of Care
2.2     CF Drug Benefit List


3.0     SERVICE REQUIREMENTS
3.1     Regular Requests
3.2     Language of Services
3.3     Requests for Service Providers
3.4     Advertisement of Need for Health Care Provider Services
3.5     Choice of Health Care Providers for Options
3.6     Response to Requests for Services
3.7     Coordination with Local Health Authorities
3.8     Health Care Service Provider Terms and Conditions
3.9     Provider Costs
3.10    Non-Regular Requests
3.11    Health Information
3.12    Provider Qualifications
3.13    Liability
3.14    Invoicing and its Reporting
3.15    Grievances and Complaints (Dispute Resolution)
3.16    Security and Privacy
3.17    Quality Assurance
3.18    Contract Duration and Implementation Phases
3.19    Project Performance Measurement

4.0     RESPONSIBILITIES and AUTHORITIES
4.1     Local Health Authorities
4.2.    Technical Authority

5.0     PROJECT MANAGEMENT
5.1     General
5.2     Project Manager
5.3     Progress Reporting

APPENDICES
Appendix 1 -   Range of Services
Appendix 2 -   Use of Locations and Sizes of Service Delivery
Appendix 3 -   Summary of Health Care Providers (Military & Civilian)


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1.0.   PROJECT SCOPE

1.1.   Background

I.I.I. The responsibility for health care to Canadian Forces (CF) members rests with the CF as outlined in the National Defence Act. Within the CF, health care services are managed by the Director General Health Services (DGHS).

1.1.2. The CF maintains medical and dental units as the primary point of care for CF members. These CF health organizations, consisting of base clinics and small hospitals, are geographically co-located with major military installations. Within these CF health facilities, a varying range of health services are offered depending on the population served and the CF resources available. Military medical and dental personnel augmented by civilian personnel undertake the on-base (on-site) delivery and administration of health care to CF members. The balance of health services are purchased from civilian providers off-site. Most ambulatory care services and occupational health services are provided on Base while most specialist and in-patient services are purchased from local civilian communities.

1.1.3. The CF Is completing a period of extensive re-engineering that involves re-aligning CF health services to more fully meet operational and training commitments. This re-alignment has resulted in short-term (temporary) and long-term (permanent) gaps in the availability of military health service providers at CF health facility sites increasing the need for civilian providers both on and off Base. In particular, short to medium term requirements frequently result from operational taskings and the rapid removal of essential medical and dental staff from base health facilities. Without adequate replacement of services, the resultant shortfalls impact negatively on patient care.

1.1.4. On-Base Services. As part of the emphasis on increasing the use of civilian versus uniformed health care providers, the CF will be establishing a core team of civilian providers at each CF Base clinic. These civilians will be augmented by military medical and dental personnel to completely staff the CF clinics to provide a range of services.

1.1.5. Off-Base For off-Base, Fee-for-Service Providers the CF maintains a National Provider Network (NPN) of health care providers. The NPN is a formal list of all civilian health care providers who have agreed to see CF patients and invoice for their services through the current claims administrator.

1.1.6. Currently, numerous problems exist at the local level that are negatively affecting the ability of local CP health authorities to source and contract civilian health care providers to augment the services provided by uniformed military providers. Most importantly, the local health authorities have limited time, resources, expertise, and necessary contacts to source, contract and manage large numbers of civilian providers. The CF requires a prime contractor who understands health care providers, will provide their services to the CF, and can manage them while they are delivering service to the CF as part of the overall care team.

1.1.7. The CF believes that a contractor (herein referred to as the Contracted Provider/ Administrator `[CPA]) is needed to act as a centre) CP-wide resource in support of Base local health authorities to provide and manage civilian provider services in support of the CF health services. The CPA must work closely with local CF health authorities at the Base level. The CPA must respond to the needs of local CF health authorities by obtaining and providing specific civilian health care services to support military health care services to CF members. This contract will be used, primarily, to provide on-site services in support of CF health resources. However, in certain cases, this contract may be used to provide off-site (non fee-for-service) services.

1.2. Purpose. The purpose of this contract is to establish and engage a Contracted Provider/Administrator (CPA) to provide civilian health care services to the CF for the CF Health Services. This contract is not intended to establish all off-base fee-for-service arrangements since the NPN referred to at 1.1.5 has already been established and comprises a reasonably complete network of off-site fee-for-service civilian providers. A CPA is required, primarily, to establish and/or improve on current on-Base services and to make additional off base arrangements for services, as the needs arise.

1.3.  Scope.

1.3.1. This contract is required to support CF health services at various CF locations across Canada providing health services. The range of services that may be requested through this contract are outlined at Appendix 1 to this SOW.

The locations for which services may be requested are outlined at Appendix 2. The Technical Authority shall provide the Contractor with the addresses, contact name and communication numbers for each of the locations.

1.3.2. The number of required service providers over the contract period and its optional extension period is difficult to predict accurately. The only information available to the Contractor for service usage estimation purposes is the information provided in Appendix 3. For this reason, the resulting health services will be requested on an "as and when" requested basis only. Information gathered under a previous contract for services, which was undertaken to trial this concept, indicates that the CPA can expect to establish and manage 300-400 service providers CF-wide.

The Contractor should expect to provide all civilian services currently listed in Appendix 3. Additionally, it is expected that a portion (25%) of military health care providers will be replaced with civilian health care providers under the contract. The Contractor is advised however, that these figures are provided only for initial planning purposes only - DND may use this contract more or less extensively. The estimated quantity, level and type of services specified herein are only an approximation of requirements given in good faith by Canada. The issuance of this contract shall not constitute an agreement by Canada to order all of the said services.

1.3.3. This contract is intended to cover arrangements for services for primarily on-site services and limited off-site providers. These services could be provided by subcontractors or by employees of the CPA. Provider payment arrangements could be varied and might include sessional, per diem, monthly reimbursement rates, on-call. The majority of off-site providers currently used by the CF are fee-for-service, are registered as part of the CF NPN as fee-for-service providers and are paid by the health care claims administrator. The CPA under the proposed contract is not expected to provide administration or action related to these established fee-for-service provider arrangements.

1.3.4. The contractor shall not provide services outside of the Canadian border.

1.4.  Terminology

1.4.1. Local Health Authority (LHA): The senior CF medical or dental officer at a CF location responsible for the provision and administration of either medical or dental care to a specified catchment population of CF members. The local health authority for medical services is referred to as the Health Care Coordinator (HCC), or as the Base or Wing Surgeon. The local health authority for dental services is referred to as the Dental Detachment Commander (DDC), or as the Base or Wing Dental Officer.

1.4.2. Director General Health Services (DGHS): The senior CF officer in charge of providing and managing health care services for all CF members. The DGHS is assisted in his/her responsibilities by a headquarters staff (Canadian Forces Medical Group, HQ).

1.4.3 Health Care Coordinator [HCC] (Base / Wing Surgeon): The local CF health authority for medical services to a specific catchment population of CF members.

1.4.4. Dental Detachment Commander [DDC] (Base/Wing Dental Officer): The local CF health authority for dental services to a specific catchment population of CF members.

1.4.5. Health Care Services: All professional, technical, and related functions performed by health providers including (but not restricted to): general and specialist medical care, general and specialist dental care, nursing care, medical laboratory services, diagnostic imaging services, pharmacy services, physiotherapy services, occupational health services, environmental health services, health education and training, physiotherapy services, mental health services including counseling.

1.4.6. In-Garrison Care Services: All on-base (on-site) and off-base (off-site) health encounters provided to non-deployed CF members.

1.4.7. On-Site (On Base) Health Services: Health care that is provided within the confines of a DND organization.

1.4.8. Off-Site (Off Base) Health Services: Health care that is provided outside the confines of a DND organization.

1.4.9. Functional (area) Headquarters: Refers to the next higher level of Command above the local CF health authority. This is an intermediate level of command and control between the Base level (local) and the DGHS staff.

1.4.10. Technical Authority: Refer to the project management office at the Canadian Forces Medical Group Headquarters (CFMGHQ) located in Ottawa, ON and will be a single point of contact for the Contractor.

1.4.11. Standard of Care: Standard of care may be measured by parameters such as access (time to treatment), qualifications of providers, cleanliness and maintenance of premises and equipment, accurate charting, the delivery of appropriate care, adherence to pre-defined practice standards and guidelines and patient satisfaction.

1.4.12. Engaged Providers versus Performing Providers: A provider is considered engaged (by the Contractor) if there has been a formal request from the CF (a Service Request Form) for services and a Service Delivery Option has been accepted bv the LHA for which a "call-up" exists. Engaged does not necessarily mean that a provider will supply services full-time (active), however, the CF may want the provider to remain available (and on the books as necessary) for services as and when requested, e.q. "on-call. There may or may not be a fee chargeable for maintaining a provider who is not active on a full-time basis (eg. "on-call*), depending on the service. In fact there may be months when an engaged provider does not provide services, however, they will still be considered engaged for the purposes of ascertaining the number of engaged providers. Excluded are providers available from the Contractor's pool of resources or any inventory list of qualified providers. or the like. who may be awaiting the Contractor's request for engagement of their services. A provider "performing' services is an engaged provider who has in the past month performed services for which a Provider Cost is incurred and invoiced by the CPA to DND.

1.5.   General

1.5.1, CF facilities, equipment and material cited herein as supplied to the Contractor are supplied as Government Property and shall be treated as such. The Contractor shall notreplace used consumables.

1.5.2. Unless otherwise specified, "days" expressed herein are "calendar*.

1.5.3. The Contractor is reminded the Contractor is engaged as an independent Contractor for the sole purpose of performing the Work. Neither the Contractor nor any of its personnel or subcontractors are engaged as an employee, servant or agent of Canada. The Contractor is responsible for all deductions and remittances required by law in relation to its employees including those required for Canada or Quebec Pension Plans, unemployment insurance, workers' compensation, or income tax. Further, the Contractor shall comply with the 'Sub-contracting" provisions of the General Conditions and the relationship between the Contractor and subcontractor concerning the provisions in the preceding paragraph.

1.5.4. The terms 'call-up' or 'agreement' herein refer to the Service Delivery Option selected and presented by the Contractor, accepted by the LHA. and for which the Contractor has made final selection and shall arrange for the services to commence pursuant to the terms of this contract.

1.5.5. Except for obvious inapplicability, the terms and conditions cited herein for 'on-site' services apply with equal force and offered to "off-site" services.

1.5.6. The term "service provider(s)", "health care provider(s)" includes individuals, Contractor's personnel providing the health care services, as well as any contracted firm or organization or individual providing its health services and/or service providers. The terms 'service package" and "service delivery option" have the meaning given to them in article 3.5 herein.

1.5.7 The term "Provider Costs" means the costs directly related to the health service provision (not management, maintenance and operation of the contract), are pass through charges, and are detailed in the Basis of Payment article of the Contract.

2.0.     APPLICABLE DOCUMENTS

2.1. The CF Spectrum of Care document is available from the Technical Authority. This document outlines the health care benefits that are provided to CF members.

2.2. CF Drug Benefit List This is a part of the CF Spectrum of Care document.

Both documents, in existing version and as may be periodically updated during the term of the contract, apply to the contract.

3.0.     SERVICE REQUIREMENTS

The Contractor (CPA) shall work closely with the Technical Authority and local hearth authorities to provide various health services in support of in-garrison health care services. Services shall be provided primarily on-site, however, the Contractor will also be required to develop arrangements for off-site services (non fee-for-service) where and when on-site service delivery is not the best option.

It is expected that two types of providers will be engaged by the Contractor: 1) personnel of the Contractor; and 2) providers who have been subcontracted by the Contractor. Various arrangements for reimbursing providers may be considered including but not limited to on-site fee for services (when no other alternative exists), salaried, per diem, sessional, on call.

To provide ease of reading this Statement of Work. following is a brief outline
(only) of the Service Request and Engagement Process:

o the LHA initiates a request for sarvices through a Service Request Form (SDF):
o the Contractor selects appropriate services and responds to the SDF by presenting a service package proposal in a Service Delivery Option (SDO):

o the LHA reviews the SDO and will provide written notice of its acceptance or rejection of the SDO: the Contractor then makes final selection of the appropriate services from the accepted SDOs. From these 'final selected" SDOs. the Contractor makes arrangement between the Contractor and the provider for the delivery of the health services to DND:

o the final SDO selected by the Contractor from which the Contractor shall deliver health services is considered the "call-up" between the Crown and the Contractor

o providers are engaged for delivery of services only if a "call-up" exists: all in accordance with the terms of this contract.

Specifically:

3.1. REGULAR Requests. Local health care authorities [or the Technical Authority in cases where a CF-wide service is being requested] will request services against this contract on an as and when requested by the Local Health Authority or Technical Authority basis. The Contractor shall supply service providers in response to these stated requirements within 60 days following a request (which time excludes the time taken by DND to review and respond to the presented Options). NO services shall commence until the Local Health Authority or the Technical Authority has provided written notice to this effect.


         3.1.1. The Contractor shall be responsible for supplying service providers and ensuring that applicable terms and conditions, as set out in this SOW and in the contract, are met.

         3.1.2. While the requirement may be identified by LHAs for greater period, DND shall be limited in their obligation to call-ups with the Contractor for health services that do not run past the end-date of the contract period or its extension thereof, including any option period exercised. Any contract period extensions will be evidenced in writing by the Contracting Authority. The Contractor will not be required to provide services which will extend beyond the contract period.

         3.1.3. Option to extend period of contract. The Contractor shall provide the same contract services throughout the option period detailed in the 'Option to Extend Period of Contract* article of the Contract.


         3.1.4. For each Service Delivery Option presented to the LHA by the Contractor, which has a total estimated value of $25.000.00 (GST/HST included) or more. The Contractor shall have considered, and will present at least two potential sources when at least two potential resources can provide the same services.

                  In this case, the process of finding and selecting health care providers) shall be based on obtaining the best value for the Crown. Best value is defined as meeting DND's requirement while obtaining a fair and reasonable price in accordance with the Basis of Payment articles of this Contract.

                  If only one source is recommended by the Contractor, the Contractor shall substantiate the reason(s). DND retains the right to act in the best interest of satisfying Canada's needs, which could include, but not be limited to, refusal of the sole source and/or having the Contractor conduct a further search to find additional options.

         3.1.5. The Contractor shall advertise in accordance with article 3.4 herein.

3.2.   LANGUAGE of Services.

2.2.1    Project Management (Contracted Provider Administrator (CPA)
     The Contractor shall deliver all services, including all reports but excluding the services provided by health care providers, to the local health authority, in the local health authority's official language of choice.

     3.2.2. Services of Health Care Service Providers. Unless otherwise agreed to by the local health authority, Health Care Service Providers shall conduct the contract services in the official language of the base.

3.3. REQUESTS for Services. The Contract shall work with the Technical Authority to develop an acceptable Service Request Form (SRF) to be used by local health authorities to detail the service requirement and to request health services from the Contractor. As a minimum, the SRF shall detail the following:

3.3.1. a description of services to be provided, start-date, end-date or duration of requirement, location of service delivery, language of service delivery and, hours of service delivery including any after-hours call or call-back requirements;

3.3.2. an indication of whether options for either on or off-site services are required (mandatory or preferred):

3.3.3. the type of CF facilities, equipment, materials and support available to the service provider;

3.3.4. service provider requirements in addition to those listed in this contract including work experience and qualifications;

3.3.5. any specific performance standards that must be met by a service provider for the particular work to be undertaken that may not be stipulated herein, as well as any quality assurance programs a provider would be expected to participate in:

3.3.6. any CF specific training or orientation that a health care provider must agree to take:

3.3.7, any other details unique to the specific requirement.

3.4. ADVERTISEMENT of Need for Health Care Provider Services. The Contractor shall advertise DND requirement for Health Care Provider Services which shall meet the Advertising Objectives listed below and will inventory potential suppliers onto a list.

3.4.1 Advertising Objective: To establish wide awareness of DND requirements for health care provider services as a means to maximizing the quantity of capable potential health care providers to fulfill this contract.

3.4.2. Advertising Frequency: Contractor shall advertise frequently enough to achieve the advertising objective outlined in this article 3.4. However, as a minimum, the Contractor shall advertise at least once every 12 months during the period of the contract and any extension thereof.

Advertising is a general requirement, meaning the Contractor is not expected to advertise each and every request for service providers.

3.4.3 Advertising Forum or Medium: The forum or medium are the discretion of the Contractor and must attract the attention of the various provider categories. Quantity and type of forums or mediums shall be reasonable and sufficient in quantity so as to achieve the advertisement objective. In any advertisement the Contractor shall indicate that it is an independent contractor acting on its own behalf and that it does not represent the Government of Canada or the Department of National Defence.

3.4.4 Advertising Location: Advertisements shall be based on national, provincial, and/or local coverage, depending on what is appropriate for the occupation being advertised and the known availability of providers. Ideally, long term service periods should be advertised provincially and/or nationally, whereas short term service periods could be limited to provincial and/or local coverage.

3.4.5. List of Potential Health Care Providers. Using the names of providers who have approached the Contractor and who meet the requirements for the provider categories, the Contractor shall develop and maintain a list of potential health care providers throughout the period of contract and any extension thereof. The Contractor shall consider this list and other sources of information when actionning an SRF.

The Contractor shall provide this list to the Crown, at no cost to the Crown, at any time during the contract period and/or shortly after expiration or termination of the contract period, upon request of the Technical Authority.

3.4.6. Information in Advertisement. While ensuring the advertising meets the objective of advertisement, the Contractor shall, as a minimum, disseminate the following information:
- The periods during which health care service providers may be needed and that the individuals may be placed onto a list of interested service providers:
- Indication of what 'pertinent" information the Contractor requires.

3.4.7 The Contractor shall not, at any time, indicate that Canada guarantees engagement of services.

3.5. Choice of Health Care Providers for Options. The service packages presented by the Contractor in response to the SRF is termed Service Delivery Option(s) (SDO('s)]. In the Contractor's determination of the SDO to present to DND. the Contractor shall consider the List of Potential Health Care Providers and other sources of information. Choice of Service Providers for the SDO(s) shall be made on the basis of Best Value to the Crown as defined in article 3.1.4 herein.

3.6. Response to Requests for Service. The Contractor shall respond to local health authorities within 30 calender days after receiving the requirement details (SRF).

3.6.1. The Contractor shall present one (1) or more, as required, reasonable Service Delivery Options which shall include:

3.6.1.1. Identification of proposed service providers, confirmation of hours and any other conditions proposed;

3.6.1.2. Required facilities, equipment and material to be provided by the CF for each option:

3.6.1.3. The proposed Provider Costs and method (such as sessional, on-call, etc.), and any other allowable direct costs related to the service provision',

3.6.1.4. The rate applicable for any unforecasted work as outlined in article 3.10.1 herein;
3.6.1.5. Confirmation of appropriate licensure and liability coverage for each option presented;
3.6.1.6. Written confirmation by the service provider(s) named that the option is acceptable to them.
3.6.1.7. Indication of:
- The number (qty) of providers considered;
- The source(s) from which the option(s) was (were) selected (i.e. Health Care Provider List or otherwise);
- The preferred option(s) and the reasons for recommending it (them).
3.6.1.8. When applicable, identification the service providers is not at an arm's length relationship of the Contractor and the Contractor shall provide the following certification:

Certification of a "non arm's length relationship":

"I hereby certify that the service delivery option(s) selected herein is personnal or employees of the Contractor, or, is a subcontract to this Party-the Contractor which is not at arm's-length of the Contractor."

3.6.3 Following the local health authority's acceptance of a Service Delivery Option, the Contractor shall make a final selection from the accepted SDOs and then shall arrange for the accepted services to begin within 30 days of the local health authority's notice of acceptance.

3.6.4. Non-acceptance of Service Delivery Option. Selection of a service provider is the responsibility of the Contractor. The local health authority will be consulted prior to final selection by the Contractor being made for the purpose of acceptance of the presented SDO. Reasons for non-acceptance of any SDO selected by the Contractor may include, but not be limited to: the reasons cited in article 3.1.5 herein (paragraph 3 in particular), previous poor performance of service or previous failure to conduct business in accordance with CF requirements, inadequate qualifications or experience in a required service area, reasons of conflict or interest or an appearance of a conflict of interest, or the provisions of articles 3.4, 3.5 of the SOW, or the Basis of Payment of the Contract, not being followed. Notwithstanding the foregoing, nothing in this contract requires Canada to accept any Service Delivery Option presented, and the acceptance of such SDO at the sole discretion of the LHA.

3.6.5. In every case that a service provider is rejected, the local health authority shall indicate why In writing to the Contractor with a copy to each of the Technical Authority and the Contracting Authority.

3.6.6. At time of Contractor's presentation of SDO(s) to the Crown and throughout the life of the contract, the Contractor shall ensure all health service provider's are:
a) licensed, registered or certified in accordance with Canadian provincial regulations governing their health care specialty, as per Appendix 1 herein:
b) in good standing with provincial licensing bodies; and
c) maintain expertise through appropriate educational training.

Coordination with Local Health Authorities. The Contractor is expected to establish an excellent response and support system that responds to Base and regional requirements. The Contractor must ensure that there are adequate Contracted Provider

Administrator staff available to support all Base requirements simultaneously, particularly during the implementation phase of this contract which is expected to be quite busy. The Contractor shall liaise at lease monthly with local CF health authorities and the Technical Authority to ensure that the provision of civilian health services arranged through this contract are being met in accordance with the terms of the contract.

3.8. Health Care Service Provider Terms and Conditions. The Contractor shall respect the principle of continuity of health services by avoiding unnecessary changes in health services providers.

3.8.1. The Contractor will ensure that prior to service providers beginning with the CF, they are made aware of, and agree to abide by standards for professional services as set out by DND. These may include, but are not limited to, the CF Spectrum of Care, the CF Drug Benefit List and other health policies and/or updates of all such documents, as expressed by the Technical Authority throughout the contract period or its extension(s) thereof.

3.8.2. The Contractor shall ensure that the service providers will coordinate their service provision schedules with local health authorities so as to collaborate with the care team and not disrupt continuity of service to CF members.

3.8.3. As integral health care team members, service providers working at CF locations may be required to participate in regular coordination meetings, orientation, training and briefings, and. to conduct their business using CF-approved forms and other health information tools for reporting and recording encounters (and they shall do so).

3.8.4. The capabilities to be delivered under this contract are very important for the health care services provided to CF members. At all times service providers will, within reason, be treated with respect and as part of the care team.

3.8.5. Service providers will not intentionally disrupt patient care and will respect the culture and organization of the CF at all times. Any disruption of services caused by the service providers will be the responsibility of the Contractor to remedy immediately, even if it means replacing a provider. The Contractor shall provide immediate notice of an occurred disruption and advance notice of imminent disruption of services.

3.8.6. Service providers must familiarize themselves with any Government Furnished Equipment they are to use, prior to its use.

3.9.   PROVIDER COSTS.  See Basis of Payment of the Contract.

3.10.  NON-REGULAR Requests.

3.10.1. Peak Workload Periods - Unforecasted Work. Increasing the level of services provided during peak workload periods may be required. (The highest probability is extended hours of work. In some cases, additional providers may be required.) These situations may arise quickly, and unexpectedly, as a result of CF units deploying. The Contractor is expected to cooperate with local health authorities in providing increased services during these periods. As much notice as possible will be provided to the Contractor.

3.11. Health Information. Health information related to all medical and dental encounters by CF members is considered essential to maintaining a complete patient health record. All health care providers delivering services to CF members must return relevant encounter information to the local health authorities. On occasion, CF members may request access to medical records and information related to their medical care. They have this express right under Access to Information laws. The Contractor shall provide information requested under these situations within the statutory limits.

3.12. Provider Qualifications. Health care providers must meet the qualifications and any licensure requirements as outlined at Appendix 1 to this SOW. The Contractor shall ensure that all service providers are in good standing with provincial/federal associations and not under investigation. The Contractor shall be responsible for conducting credential verifications on all service providers, prior to and periodically during their conducting work under the contract. The Contractor shall immediately notify the Technical Authority of the need to remove any of the service providers for not meeting the foregoing requisites.

3.13. Liability, The Contractor Is responsible for ensuring that service providers (individuals, companies, etc.) hold adequate liability insurance either through an individual licensing organization (CMPA) or the Contractor will provide adequate liability coverage for them. It is recognized that some liability coverage(s) may not be available for certain provider groups, such as medical administration support. Annex "D" of this contract details the Insurance Requirements. In the case of subcontractors, the Contractor shall flow the coverage to the subcontractor, if required, but without reducing nor limiting the Contractor's liability requirements.

3.14. Invoicing and its Reporting. DND will provide the Contractor with unique billing codes. These codes correspond to specific provider services and CF sites (the client) and will allow DND to combine these with off-site fee-for-service providers, in order to get a complete picture of costs. Refer to the "Invoicing" and "Reporting" articles in contract for further requirements.

3.15. Grievances and Complaints (Dispute Resolution). The Contractor shall agree to the following dispute resolution mechanisms to ensure that both parties attempt to first settle conflicts outside of the judicial system. The Contractor and the Technical Authority shall work towards ensuring that problems and contract issues get resolved at the lowest possible level. In general, the Contractor will try to resolve issues firstly with the local health authority. For clarification of contract requirements, and for issues that cannot be resolved at the local level, the CPA will meet with the Technical Authority to resolve matters and clarify requirements. If the Technical Authority and the Contractor cannot reach an agreement, then either party will approach the PWGSC Contracting Authority for interpretation of the contract requirements.

3.15.1. It is expected that each party will cooperate and make every attempt to resolve complaints concerning the services provided, however, the local heath authority is not to handle a problem or complaint without discussion with the Contractor.

3.15.2. The Contractor shall make every attempt to resolve problems. Either the Contractor or the local health authority may choose to inform the Technical Authority of the situation at this point, however, this step will be dictated by the situation and those involved.

3.15.3. When the Technical Authority receives a complaint from the local health authority (further to the preceding articles) that cannot be resolved at a lower level, the Technical Authority will immediately ensure that the Contractor is made aware of the problem, in writing, if not already notified by the Technical Authority. The Technical Authority and the Contractor shall attempt to resolve the situation. If no acceptable solution can be reached, the PWGSC Contracting Authority shall be approached to interpret the obligations of all parties concerned. A remedy could include terminating the service provider.

3.15.4. Where the Contractor has a complaint about the treatment of a service provider, the Contractor shall immediately contact the local health authority and attempt to resolve the issue. The Contractor will either resolve the issue directly with the local health authority or engage the assistance of the Technical Authority.

3.15.5. Written records of complaints and responses assist all parties should a problem continue. The Contractor shall, therefore, keep a written record of all complaints made and action taken. The local health authority, or the Technical Authority as appropriate, will do the same.

3.15.6. Termination of Call-Ups for Reason of Lapse in Need. The local health authority will provide written notification to the Contractor of a lapse in need for call-ups. The notification shall be given in advance, on a reasonable efforts basis, as follows:

o where the call-up is for a period of 12 months or longer: no less than 60 days before the services are no longer required;

o where the services under an call-up is for a period of between 6 to 12 months : no less than 30 days before the services are no longer required:

o where the call-up for services is for a period of less than 6 months: no less than 15 days before the services are no longer required.

Termination of services shall be without penalty to the Crown. Payment for service providers' work shall cease upon the termination of their Work under the contract.

3.16. Security and Privacy. Maintaining the privacy of individual CF members and the confidentiality of medical information is paramount to the CF. The Contractor will ensure that all service providers, whether servicing the CF on-site or through off-site facilities, are aware of the requirement to appropriately safeguard medical information and conduct their business to safeguard CF member privacy and medical information confidentiality.

3.16.1 On-site providers. Service providers who conduct business at CF sites must be cleared to at least enhanced reliability status. Medical information produced as a result of on-site visits to providers is the property of DND and will be safeguarded in accordance with DND security regulations for Protected B material. (General Conditions of this contract and the Security Requirements CheckList also apply). No health information shall be removed from CF sites, nor used for other than its intended purpose without the express written permission of local health authorities. Nothing in this contract prevents the providers from accessing medical Information for insurance or legal purposes and provided all such access requests shall be directed to the Technical Authority and/or the local health authority.

3.16.2. Off-site providers. Medical information produced as a result of off-site visits to providers for services under this contract is, by law, considered the property of the service provider organization. Service providers who conduct business under this contract not at CF sites (off-site) must, as a minimum, safeguard medical information in accordance with all relevant federal and provincial laws and regulations and always in a manner to protect the privacy of the individuals involved. No health information generated from off-site visits of CF members will be used for other than its intended purpose without the express written permission of local health authorities and the CF member.

3.16.3. In addition to 3.16.1 and 3.16.2, at all times during the period of contract, including the time during which security clearances are not in place, the Contractor acknowledges that Canada is subject to the provisions of the Privacy Act (R.S.C., c. P-21) with regard to the collection, retention, use and handling of any "personal information as defined therein. Notwithstanding anything else contained herein, if the Work under any Call-Up issued under the Contract involves the collection, creation or handling of any such personal information, the Contractor shall keep confidential any such personal information, and shall not collect, retain, use or disclose it other than in accordance with the terms of the Contract and the provisions of the Privacy Act. Except for the information collected under article 3.16.2 herein, the Contractor shall deliver to Canada all such personal information in whatever form, upon the completion or termination of the Contract or at such earlier time as the Minister may request.

3.17. Quality Assurance and Accreditation. CF medical facilities may be accredited during the term of the contract. Providers must participate in and/or observe the accreditation process. Providers participation will be at no additional cost to Crown. Local health authorities and the Director General Health Services are responsible to ensure an acceptable standard of care to CF members. In order to monitor the standard of care being provided to members by service providers under this contract, audits by DGHS take place regularly. These audits may include service providers under this contract and occur with the following conditions:
3.17.1. Given at least 10 working days written notice, the Contractor (including service providers) will allow the Director General Health Services staff access to the Contractor's service premises (includes off-site locations providing services) for audit purposes.
3.17.2. The written notice will outline what elements of the service will be audited; for example chart reviews, premises inspections, equipment/supplies, prescriptions. The Director General Health Services or local health authorities may include any DND or civilian members on an audit team, as deemed appropriate by the Technical Authority. The Contractor may be present for any audit visit.
3.17.3. The Contractor will have 14 days to review and respond in writing to any findings and recommendations.
3.17.4. The Contractor shall correct any unsatisfactory conditions to satisfactory or better conditions. If the Contractor's corrective action anticipated or undertaken is considered, by the Technical Authority, to be inadequate, the Contractor shall improve its corrective action to the satisfaction of the Technical Authority.
3.17.5. All CF Health Clinics monitor quality through regular Quality Assurance programs. Providers shall participate and cooperate in these programs as requested by DND.

3.18. Contract Duration and Implementation Phases. Total contract period (implementation & operational periods) shall be from date of contract award through March 31,2004. The Contractor shall commence work from date of contract award.

It is felt the CF will require an estimated 400 providers and will take about 12 months to reach a steady state (otherwise considered implemented).

While some providers will be required before 15 July 2001, the remaining providers will be phased in over the remaining period of the initial 12 months (approximately)

It is believed there will be a relatively large workload during the first 12 months of the contract, with less work required during the on-going operational phase.

The Contractor shall have the following service structure established by 15 July 2001, understanding the remainder of the estimated 400 providers will be phased-in (as applicable) through the remaining initial contract period.

Minimum Service Structure:

Reporting including the response and support system to CF sites, invoicing development of request forms, progress meetings having already started, initial discussions with all sites to identify start-up requirements, initial providers identified or in-place.

During the initial period but before 14 July 2001 the Contractor shall approach all bases and discuss immediate and expected future requirements. Bases at Halifax and Greenwood will be approached and assisted as a priority. Beyond those two sites, DND would prefer that larger bases be provided services as a priority before smaller sites.

3.19 Project Performance Measurement. In addition to the "Inspection and Acceptance of the Work" provisions in the contract, the Contractor's project performance and services are subject to the Technical Authority's acceptance. The Technical Authority shall assess such and the following performance measures will be used:

3.19.1. Response to LHA requests for SDOs is given within 30 days from date of SRF and the services have started within 30 days from date of acceptance by the LHA of the service option presented:

3.19.2. SDOs presented by Contractor are satisfactory to the local health authority;

3.19.3. Services provided under this contract, and in particular the adequacy of the continuity of the Health Care Providers (both management and actual providers) are satisfactory to the Technical Authority, local health authorities and his/her clients.

3.19.4. Compliance with other terms and conditions of this contract such as security, reporting, advertising, etc.

4.0.     RESPONSIBILITIES and AUTHORITIES

4.1.     Local Health Authorities shall be responsible to:
4.1.1. Identify to the Contractor the detailed service requirements and respond to questions from the Contractor;
4.1.2. Report regularly to the Contractor on services being provided through this contract and report any dissatisfaction;
4.1.3. At no time is the local authority to intentionally discuss Provider Costs, including benefits or other terms and conditions directly with service providers:
4.1.4. Endeavor to ensure that service providers and other staff treat one another with mutual respect and in a cooperative manner at all times;
4.1.5. Ensure he/she is requesting services only and not individual providers (by name).

The LHA will have an opportunity to accept or not accept any SDO presented by the Contractor. Such non-acceptance should only be used for substantial reasons (as outlined in the SOW and contract) which will be recorded and provided in writing to both the Contractor and the Technical Authority.
4.1.6. Provide, maintain and replace those facilities, equipment and supplies as set out in the call-up and which belong to the Crown.
4.1.7. Advise the Contractor of their intention to renew a call-up at least 30 days before the end of the call-up period.
4.1.8. Advise the Contractor of LHA's intention to terminate a call-up, for reason of lapse in need (not including termination for cause), in accordance with the timelines listed in article 3.15.8 herein.

4.2.     The Technical Authority shall be responsible to:

4.2.1. provide technical expertise to this contract;
4.2.2. reimburse the Contractor, in accordance with the terms of this contract, for both management charges and Provider Costs plus any other allowable charges accepted and set out in the contract.
4.2.3. work with both the local health authorities and the Contractor to resolve any disputes at the lowest level possible;
4.2.4. conduct or arrange for audits to be conducted to ensure that the terms of this contract are being met.

5.0.   PROJECT MANAGEMENT

5.1. General. The Contractor shall implement project management to the extent necessary to establish and validate management of this contract The Contractor shall be responsible for providing efficient organization, effective control systems, reporting procedures and to report on how the work is being accomplished and scheduled.
5.1.1. In addition to the project controls detailed herein, the Contractor is responsible for implementing additional controls, as necessary, to ensure that all requirements as specified in this SOW and the contract are satisfied.

5.2. Project Manager. The Contractor shall appoint a single Project Manager
(PM) by name, to act as the Point of Contact with the Crown. The PM must be vested with sufficient authority within the Contractor's organization to make and communicate to the Crown all decisions related to the work, and shall provide the planning control for all aspects of the work.

5.3. Progress and Milestone Reporting. The Contractor shall convene and provide data and personnel for the efficient conduct of Progress Review Meetings at the Technical Authority location in Ottawa. These meetings will occur monthly during the start-up phase and quarterly thereafter. The Contractor will be responsible for co-chairing the Progress Review Meetings with the Technical Authority or his/her designate.

5.3.1 The first meeting will be scheduled for a date two weeks after contract award.

5.3.2. The Contractor will be responsible for recording and submitting minutes of each meeting to all attendees.

5.3.3. The Contractor will be required to produce monthly progress reports and distribute them to the Technical Authority and other Meeting attendees along with the agenda at least one week prior to the scheduled Progress Review Meeting. These reports shall be in a format selected by the Contractor and shall provide complete and correct visibility of the progress of the work.

5.3.4. Specifically, for the Implementation/Start-Up Period, the Contractor shall prepare and submit a Milestone Report, in single COPY to the Technical Authority. One copy of the report shall also be forwarded to the Contracting Authority. This report must be submitted for each milestone listed in the "Schedule of Milestones" attached as Annex "E". Each report shall consist of a narrative which shall contain, as a minimum:

   a)   a description of the Work completed under the milestone;
   b) any problems encountered or foreseen (relating to time or technical matters); and
   c) the certifications for purchase of items and of work, as requested in Annex E


APPENDIX 1 to ANNEX "A" - RANGE OF SERVICES

                         CIVILIAN PROVIDER SERVICES THAT
                       MAY BE REQUIRED UNDER THIS CONTRACT

General: For each of the occupation groups listed below, any individual supplied under this contract to provide services to DND must be qualified in accordance with the guidelines below and currently in good standing with their professional body.

A. Medical Doctors. As a general rule, a medical doctor must hold a current and valid licence to practise medicine in the province in which he or she will be engaged by DND. However, the medical care of military personnel at a DND unit is an over-riding factor. In circumstances when the unit cannot obtain this care, except by engaging a civilian medical doctor registered in another province, such engagement may be authorized by the local HCC.

B. Dentists. As a general rule, a dentist must hold a current and valid licence to practise dentistry in the province in which he or she is to be engaged by DND. However, the dental care of military personnel at a DND unit Is an over-riding factor. In circumstances when the unit cannot obtain this care, except by engaging a civilian dentist registered in another province, such engagement may be authorized by the local dental detachment commander. In addition, a dentist must have recently demonstrated through practice the ability to provide comprehensive dentistry including restorative treatment, oral surgery, periodontics, endodontics, and prosthodontics (unless to be engaged for a specialty service).

C. Nurses (includes Nurse Practitioners). To be eligible for engagement as a registered nurse, as a Nurse Practitioner or a registered specialist nurse, a nurse must be currently registered in a province or territory of Canada. Nurse Practitioners must be graduates of a nurse practioner program recognized by the Canadian Nursing Association. DND may have requirements for specialty nursing areas such as community health, operating room trained or critical care. These nurses must be duly qualified in the required nursing specialty area.

D. Optometrists. Optometrists are licensed to practise on a provincial basis, although there is informal provincial reciprocity in some areas in Canada. Optometrists engaged by DND must be licensed in the province in which they are engaged unless reciprocity exists.

E. Ophthalmic Technicians. To be eligible for engagement, an ophthalmic technician must be licensed in the province in which he/she will be engaged and have at least 1 year of experience in a clinical setting.

F. Physiotherapists. To be eligible for engagement, a physiotherapist must be licensed in a province in Canada and be eligible for membership in the Canadian Physiotherapy Association. If a physiotherapist is working in sole charge they require a minimum of 5 years of practice. Physiotherapists working on CF clients should have knowledge and experience in orthopedics and sports medicine.

G. Occupational Therapists. To be eligible for engagement, an occupational therapist must have current registration or be eligible for membership in the Canadian Association of Occupational Therapists. Occupational therapists trained to meet World Federation of Occupational Therapists' standards are acceptable to the Canadian Association of Occupational Therapists.

H. Pharmacists. To be eligible for engagement, a pharmacist must hold a current and valid licence to practise pharmacy in a province or territory of Canada.

I. Pharmacy Technicians. To be eligible for engagement, a pharmacy technician must be a graduate of a recognized technical school in the field of pharmacy technician.

J. Psychologists. To be eligible for engagement, psychologists must be a registered or certified psychologist. The certification must be in the area of clinical psychology.

K. Dietitians. To be eligible for engagement a dietitian must be eligible for membership in the Dietitian of Canada and adequately trained or experienced in the clinical dietetics field.

L. Registered Nursing Assistants, Certified Nursing Assistants, Licensed or Registered Practical Nurses. To be eligible for engagement, registered nursing assistants, certified nursing assistants, and licensed or registered practical nurses must be eligible for registration in a province or territory of Canada. Ex-Military Service medical assistants who were qualified at the TQ5 level or above may be considered so long as the Contractor can satisfy article 3.13 herein as well as all other terms and conditions of this Contract.

M. Physician's Assistants. To be eligible for engagement, a physician's assistant must be trained to the TQ6B military level or to a civilian equivalent standard.

N. Diagnostic Imaging Technologists. To be eligible for engagement, civilian X-ray technicians must be in possession of a registration certificate from the Canadian Society of Radiological Technicians (CSRT). Ex-Military Service technicians who were qualified at TQ5B or above may be considered so long as the Contractor can satisfy article 3.13 herein as well as all other terms and conditions of this Contract.

0. Laboratory Technologists. To be eligible for engagement, civilian laboratory technicians must possess current registration in the Canadian Society of Laboratory Technologists (CSLT).The British Institute of Medical Laboratory Technologists (IMLT), the American Society of Medical Technologists (ASMT). Ex-Military Service technicians who were qualified at TQ6A or above may be considered so long as the Contractor can satisfy article 3.13 herein as well as all other terms and conditions of this Contract.

P. Medical Social Workers. To be eligible for engagement, a medical social worker must have a Master of Social Work or a Bachelor of Social Work (dependent on the requirements) degree from a recognized school of social work and be eligible for membership in the Canadian Association of Social Work.

Q. Medical Administration. To be eligible for engagement, medical administration individuals must be adequately qualified and have relevant experience to perform the particular medical administration job outlined by the CF. Administration work may include but not be limited to the following tasks: medical records, clinic administration, medical appointments, medical transcription. Further qualifications will be set out by the local health authorities as the particular needs arise.

     APPENDIX 2 TO ANNEX A - LIST OF LOCATIONS AN SIZES OF SERVICE DELIVERY

The contractor shall consult with the Technical Authority for instruction concerning the Local Health Authority names, communication numbers and location addresses.

---------------------------------------------------------------------------------------------------------------------------------
CANADIAN FORCES                 FULL TIME CF          SIZE OF CF           GEOGRAPHIC            NEAREST POPULATED
BASE/STATION/UNIT               POPULATION            MEDICAL SUPPORT      LOCATION              CENTRES
                                (AS AT CONTRACT       UNIT
                                ISSUE)
---------------------------------------------------------------------------------------------------------------------------------
CFB Bagotville                  1220                  Medium               Alouette, PQ          Bagotville, Chicoutimi,
                                                                                                 La Baie, Jonquiere PQ
---------------------------------------------------------------------------------------------------------------------------------
CFB Borden                      2142                  Medium               Borden, ON            Barrie/Alliston ON
---------------------------------------------------------------------------------------------------------------------------------
Calgary Detachment               300                  Small                Calgary, AB           Calgary, AB
---------------------------------------------------------------------------------------------------------------------------------
CFB Cold Lake                   2600                  Medium               Grand Centre, AB      Grand Centre, Bonneyville,
                                                                                                 AB
---------------------------------------------------------------------------------------------------------------------------------
CFB Comox                       1200                  Medium               Courtney, BC          Courtney, Nanaimo,
                                                                                                 Victoria, BC
---------------------------------------------------------------------------------------------------------------------------------
CFB Edmonton                    4524                  Medium               Edmonton, AB          Edmonton, AB
---------------------------------------------------------------------------------------------------------------------------------
CFB Esquimalt                   3500                  Large                Victoria, BC          Victoria, BC
---------------------------------------------------------------------------------------------------------------------------------
CFB Gagetown                    3206                  Large                Gagetown, NB          Fredricton, NB
---------------------------------------------------------------------------------------------------------------------------------
CFB Gander                       200                  Small                Gander, NF            St John's NF
---------------------------------------------------------------------------------------------------------------------------------
CFB Goose Bay                     91                  Small                Happy Valley,         St John's NF
                                                                           Labrador
---------------------------------------------------------------------------------------------------------------------------------
CFB Greenwood                   2166                  Medium               Greenwood, NS         Kentville, NS
---------------------------------------------------------------------------------------------------------------------------------
CFB Halifax                     6730                  Large                Halifax, NS           Halifax, NS
---------------------------------------------------------------------------------------------------------------------------------
CFB Kingston                    4600                  Medium               Kingston, ON          Kingston, ON
---------------------------------------------------------------------------------------------------------------------------------
London Detachment                500                  Small                London, ON            London, ON
---------------------------------------------------------------------------------------------------------------------------------
Meaford Detachment               181                  Small                Meaford, ON           Owen Sound, ON
---------------------------------------------------------------------------------------------------------------------------------
Moncton Detachment               839                  Small                Moncton, NB           Moncton, NB
---------------------------------------------------------------------------------------------------------------------------------
CFB Montreal                     700                  Small                Montreal, PQ          Montreal, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFB Moose Jaw                    400                  Small                Moose Jaw, SA         Regina, SA
---------------------------------------------------------------------------------------------------------------------------------
CFB North Bay                    623                  Small-Medium         North Bay, ON         North Bay, ON
---------------------------------------------------------------------------------------------------------------------------------
CFB Ottawa                      7000                  Large                Ottawa, ON            Ottawa, ON
---------------------------------------------------------------------------------------------------------------------------------
CFB Petawawa                    5064                  Medium               Petawawa, On          Pembroke, ON
---------------------------------------------------------------------------------------------------------------------------------
Shearwater                       908                  Medium               Shearwater, NS        Halifax, NS
Detachment
---------------------------------------------------------------------------------------------------------------------------------
CFB Shilo                        773                  Medium               Shilo, MA             Brandon, MA
---------------------------------------------------------------------------------------------------------------------------------
CFB St. Jean                     817                  Medium               St. Jean, PQ          Montreal, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFB St. John's                   163                  Small                St. John's, NF        St. John's NF
---------------------------------------------------------------------------------------------------------------------------------
CFB Suffield                     100                  Small                Suffield, AB          Medicine Hat, AB
---------------------------------------------------------------------------------------------------------------------------------
CFB Toronto                      750                  Medium               Toronto, ON           Toronto, ON
---------------------------------------------------------------------------------------------------------------------------------
CFB Trenton                     2900                  Medium               Trenton, ON           Belleville, ON
---------------------------------------------------------------------------------------------------------------------------------
CFB Valcartier                  5668                  Large                Valcartier, PQ        Quebec City, PQ
---------------------------------------------------------------------------------------------------------------------------------
Wainwright                       270                  Small                Wainwright, AB        Edmonton, AB
Detachment
---------------------------------------------------------------------------------------------------------------------------------
CFB Winnipeg                    2437                  Medium               Winnipeg, MA          Winnipeg, MA
---------------------------------------------------------------------------------------------------------------------------------
CFRC Calgary                       0                  CFRC                 Calgary, AB           Calgary, AB
---------------------------------------------------------------------------------------------------------------------------------
CFRC Edmonton                      0                  CFRC                 Edmonton, AB          Edmonton, AB
---------------------------------------------------------------------------------------------------------------------------------
CFRC Gagetown                      0                  CFRC                 Gagetown, NB          Gagetown, NB
---------------------------------------------------------------------------------------------------------------------------------
CFRC Halifax                       0                  CFRC                 Halifax, NS           Halifax, NS
---------------------------------------------------------------------------------------------------------------------------------
CFRC Kingston                      0                  CFRC                 Kingston, ON          Kingston, ON
---------------------------------------------------------------------------------------------------------------------------------
CFRC London                        0                  CFRC                 London, ON            London, ON
---------------------------------------------------------------------------------------------------------------------------------
CFRC Montreal                      0                  CFRC                 Montreal, PQ          Montreal, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFRC Ottawa-Hull                   0                  CFRC                 Ottawa, ON            Ottawa, ON
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CANADIAN FORCES                 FULL TIME CF          SIZE OF CF           GEOGRAPHIC            NEAREST POPULATED
BASE/STATION/UNIT               POPULATION            MEDICAL SUPPORT      LOCATION              CENTRES
                                (AS AT CONTRACT       UNIT
                                ISSUE)
---------------------------------------------------------------------------------------------------------------------------------
CFRC Quebec City                  0                   CFRC                 Quebec City, PQ        Quebec City, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFRC Regina                       0                   CFRC                 Regina, SA             Regina, SA
---------------------------------------------------------------------------------------------------------------------------------
CFRC Rimouski                     0                   CFRC                 Rimouski, PQ           Rimouski, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFRC Sherbrooke                   0                   CFRC                 Sherbrooke, PQ         Sherbrooke, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFRC St John's NF                 0                   CFRC                 St. John's, NF         St. John's NF
---------------------------------------------------------------------------------------------------------------------------------
CFRC Toronto                      0                   CFRC                 Toronto, ON            Toronto, ON
---------------------------------------------------------------------------------------------------------------------------------
CFRC Trois Riviere                0                   CFRC                 Trois Riviere, PQ      Trois Riviere, PQ
---------------------------------------------------------------------------------------------------------------------------------
CFRC Vancouver                    0                   CFRC                 Vancouver, BC          Vancouver, BC
---------------------------------------------------------------------------------------------------------------------------------
CFRC Victoria                     0                   CFRC                 Victoria, BC           Victoria, BC
---------------------------------------------------------------------------------------------------------------------------------
CFRC Winnipeg                     0                   CFRC                 Winnipeg, MA           Winnipeg, MA
---------------------------------------------------------------------------------------------------------------------------------

Small Medical Support Unit: Very limited services offered on site. Most services referred out, including ambulatory care. Some occupational health (health examinations) offered on-site, health care coordinator refers members to civilian national Provider Network (NPN) and authorizes services. Normally sites with small regular force populations and dispersed reserve (part-time) members. All medical records kept on catchment population of regular and reserve force members
--------------------------------------------------------------------------------
Medium-Sized Medical Support Unit: Ambulatory care services including diagnostics, pharmacy and limited treatments. Triage and limited emergency care. Generally, 2-3 physicians and regular working hours. Most specialist services off-site and all surgery and complex treatments and care referred out. Varying amounts of physio, pharmacy. Lab, x-ray on-site. All medical records kept on catchment population of regular and reserve force members.
--------------------------------------------------------------------------------
Large Medical Support Unit: Comprehensive care provided including all ambulatory care services, triage and limited emergency care, and limited surgical services. Specialist services. Some in-patient care. All medical records kept on catchment population of regular and reserve force members.
--------------------------------------------------------------------------------
Canadian Forces Recruiting Centres (CFRC): Small units across Canada Whose role is to screen and enroll CF members. Medical examinations are part of the normal screening process. This service is normally provided by a single medical assistant at the Warrant Officer (WO) or Sergeant.
--------------------------------------------------------------------------------
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

------------------------------------------------------------------------------------------------------------------------------------

                        APPENDIX 3 TO ANNEX "A" - HEALTH CARE PROVIDERS (MILITARY & CIVILIAN) BY CF SITE SUMMARY
CF Base:                                             (as at June 2000)
Military population served:                               60813
(includes satellite units supported)
------------------------------------------------------------------------------------------------------------------------------------
                                          Total # of      Total # of Military  Total # of Full-time  Total # of Part-time
                                        providers working  providers working     civilians working    civilians working
PROVIDER CATEGORY                        in support of       in support of         in support of        in support of
                                          in-garrison         in-garrison           in-garrison          in-garrison
                                           services            services              services             services
------------------------------------------------------------------------------------------------------------------------------------
MEDICAL PROVIDERS
------------------------------------------------------------------------------------------------------------------------------------
General Duty (G.P) Doctors                    115                 82                    12                   21
------------------------------------------------------------------------------------------------------------------------------------
PHYSICIAN SPECIALIST
------------------------------------------------------------------------------------------------------------------------------------
ANESTHETISTS                                  7                   7                     0                    0
------------------------------------------------------------------------------------------------------------------------------------
GENERAL SURGEON                               5                   5                     0                    0
------------------------------------------------------------------------------------------------------------------------------------
PSYCHIATRIST                                  9                   5                     1                    3
------------------------------------------------------------------------------------------------------------------------------------
GENERAL INTERNAL MEDICINE                     8                   7                     0                    1
------------------------------------------------------------------------------------------------------------------------------------
ORTHOPEDIC SURGEON                            7                   4                     1                    2
------------------------------------------------------------------------------------------------------------------------------------
Diagnostic Imaging Technologist               27                  21                    2                    4
------------------------------------------------------------------------------------------------------------------------------------
Dietician                                     5                   0                     0                    5
------------------------------------------------------------------------------------------------------------------------------------
Health Care administrator                     27                  26                    1                    0
------------------------------------------------------------------------------------------------------------------------------------
Laboratory Technician                         41                  33                    4                    4
------------------------------------------------------------------------------------------------------------------------------------
Licenced Practical Nurse                      1                   0                     1                    0
------------------------------------------------------------------------------------------------------------------------------------
REGISTERED NURSES
------------------------------------------------------------------------------------------------------------------------------------
GENERAL DUTY                                  129                 121                   1                    7
------------------------------------------------------------------------------------------------------------------------------------
OPERATING ROOM TRAINED                        16                  15                    0                    1
------------------------------------------------------------------------------------------------------------------------------------
COMMUNITY HEALTH                              22                  22                    0                    0
------------------------------------------------------------------------------------------------------------------------------------
CRITICAL CARE                                 19                  16                    0                    3
------------------------------------------------------------------------------------------------------------------------------------
Optical Technicians                           12                  4                     2                    6
------------------------------------------------------------------------------------------------------------------------------------
Pharmacists                                   37                  21                    5                    11
------------------------------------------------------------------------------------------------------------------------------------
Physiotherapists                              33                  15                    11                   7
------------------------------------------------------------------------------------------------------------------------------------
Social Workers                                41                  23                    17                   1
------------------------------------------------------------------------------------------------------------------------------------
Psychologists                                 6                   0                     3                    3
------------------------------------------------------------------------------------------------------------------------------------
Operating Room Technicians                    11                  11                    0                    0
------------------------------------------------------------------------------------------------------------------------------------
Medical Assistants (all levels)               219                 208                   5                    6
------------------------------------------------------------------------------------------------------------------------------------
Others                                        14                  9                     5                    0
------------------------------------------------------------------------------------------------------------------------------------
TOTAL MEDICAL                                 811                 655                   71                   85
------------------------------------------------------------------------------------------------------------------------------------
DENTAL PROVIDERS
------------------------------------------------------------------------------------------------------------------------------------
General Dentists                              57                  40                    12                   5
------------------------------------------------------------------------------------------------------------------------------------
Dental Hygienists                             176                 92                    76                   8
------------------------------------------------------------------------------------------------------------------------------------
Dental Assistants                             21                  0                     19                   2
------------------------------------------------------------------------------------------------------------------------------------
TOTAL DENTAL                                  254                 132                   107                  15
------------------------------------------------------------------------------------------------------------------------------------